Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-256521) pertaining to the 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan of Day One Biopharmaceuticals, Inc. of our report dated March 7, 2022, with respect to the consolidated financial statements of Day One Biopharmaceuticals, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/S/ Ernst & Young LLP

Redwood City, California

March 7, 2022